                                                                     EXHIBIT 3.2

                                     BY-LAWS

                                       OF

                            DOLE FOOD COMPANY, INC.,
                             A DELAWARE CORPORATION

                           (EFFECTIVE MARCH 28, 2003)

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
ARTICLE I       OFFICES......................................................................    1

     Section 1.01          REGISTERED OFFICE.................................................    1
     Section 1.02          PRINCIPAL OFFICE..................................................    1
     Section 1.03          OTHER OFFICES.....................................................    1

ARTICLE II      MEETINGS OF STOCKHOLDERS.....................................................    1

     Section 2.01          ANNUAL MEETINGS...................................................    1
     Section 2.02          SPECIAL MEETINGS..................................................    1
     Section 2.03          PLACE OF MEETINGS.................................................    2
     Section 2.04          NOTICE OF MEETINGS................................................    2
     Section 2.05          QUORUM............................................................    2
     Section 2.06          VOTING............................................................    3
     Section 2.07          LIST OF STOCKHOLDERS..............................................    4
     Section 2.08          INSPECTOR OF ELECTION.............................................    4
     Section 2.09          STOCKHOLDER ACTION WITHOUT MEETINGS...............................    4
     Section 2.10          RECORD DATE.......................................................    4

ARTICLE III     BOARD OF DIRECTORS...........................................................    5

     Section 3.01          GENERAL POWERS....................................................    5
     Section 3.02          NUMBER AND TERM...................................................    5
     Section 3.03          ELECTION OF DIRECTORS.............................................    6
     Section 3.04          RESIGNATION AND REMOVAL...........................................    6
     Section 3.05          VACANCIES.........................................................    6
     Section 3.06          PLACE OF MEETING; TELEPHONE CONFERENCE MEETING....................    6
     Section 3.07          FIRST MEETING.....................................................    6
     Section 3.08          REGULAR MEETINGS..................................................    7
     Section 3.09          SPECIAL MEETINGS..................................................    7
     Section 3.10          QUORUM AND ACTION.................................................    7
     Section 3.11          ACTION BY CONSENT.................................................    7
     Section 3.12          COMPENSATION......................................................    7
     Section 3.13          COMMITTEES........................................................    8
     Section 3.14          OFFICERS OF THE BOARD.............................................    8

ARTICLE IV      OFFICERS.....................................................................    8

     Section 4.01          OFFICERS..........................................................    8
     Section 4.02          ELECTION AND TERM.................................................    8
     Section 4.03          SUBORDINATE OFFICERS..............................................    9
     Section 4.04          REMOVAL AND RESIGNATION...........................................    9
     Section 4.05          VACANCIES.........................................................    9
     Section 4.06          CHAIRMAN OF THE BOARD.............................................    9
     Section 4.07          PRESIDENT.........................................................    9
     Section 4.08          VICE PRESIDENT....................................................    9

By-Law

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                Page
                                                                                                ----
     Section 4.09          SECRETARY.........................................................   10
     Section 4.10          TREASURER.........................................................   10
     Section 4.11          CONTROLLER........................................................   10
     Section 4.12          COMPENSATION......................................................   11

ARTICLE V       CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC................................   11

     Section 5.01          EXECUTION OF CONTRACTS............................................   11
     Section 5.02          CHECKS, DRAFTS, ETC...............................................   11
     Section 5.03          DEPOSIT...........................................................   11
     Section 5.04          GENERAL AND SPECIAL BANK ACCOUNTS.................................   11

ARTICLE VI      SHARES AND THEIR TRANSFER....................................................   12

     Section 6.01          CERTIFICATES FOR STOCK............................................   12
     Section 6.02          TRANSFER OF STOCK.................................................   12
     Section 6.03          REGULATIONS.......................................................   12
     Section 6.04          LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES................   12
     Section 6.05          REPRESENTATION OF SHARES OF OTHER CORPORATIONS....................   13

ARTICLE VII     INDEMNIFICATION..............................................................   13

     Section 7.01          RIGHT TO INDEMNIFICATION..........................................   13
     Section 7.02          RIGHTS TO ADVANCEMENT OF EXPENSES.................................   13
     Section 7.03          RIGHT OF INDEMNITEE TO BRING SUIT.................................   14
     Section 7.04          NON-EXCLUSIVITY OF RIGHTS.........................................   14
     Section 7.05          INSURANCE.........................................................   15
     Section 7.06          INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION........   15
     Section 7.07          NATURE OF RIGHTS..................................................   15
     Section 7.08          CONSTITUENT CORPORATIONS..........................................   15
     Section 7.09          EMPLOYEE BENEFIT PLANS............................................   15
     Section 7.10          RELIANCE..........................................................   16
     Section 7.11          SEVERABILITY......................................................   16

ARTICLE VIII    MISCELLANEOUS................................................................   16

     Section 8.01          SEAL..............................................................   16
     Section 8.02          WAIVER OF NOTICES.................................................   16
     Section 8.03          LOANS AND GUARANTIES..............................................   16
     Section 8.04          GENDER............................................................   17
     Section 8.05          AMENDMENTS........................................................   17

By-Law

                                     BY-LAWS

                                       OF

                            DOLE FOOD COMPANY, INC.,
                             A DELAWARE CORPORATION

                           (EFFECTIVE MARCH 28, 2003)

                                    ARTICLE I

                                     OFFICES

                  Section 1.01 REGISTERED OFFICE. The registered office of Dole Food Company, Inc. (hereinafter called the "Corporation") shall be at such place in the State of Delaware as shall be designated by the Board of Directors (hereinafter called the "Board").

                  Section 1.02 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of Delaware, as shall be designated by the Board.

                  Section 1.03 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 2.01 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

                  Section 2.02 SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Board, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the By-Laws, include the power to call such meetings, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 20% of the votes at that meeting, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons, in the manner, at the time and for the purposes so specified.

                  Section 2.03 PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meetings and specified in the respective notices or waivers of notice thereof.

                  Section 2.04 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting shall also state the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

                  Whenever notice is required to be given to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall have been taken or held without notice to such person shall the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

                  No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permanent or license to give notice to any such person.

                  Section 2.05 QUORUM. Except as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at or to act as secretary of such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

                  Section 2.06   VOTING.

                  (a) At each meeting of the stockholders, each stockholder shall be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation which has voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

                           (i)      on the date fixed pursuant to Section 2.10
of these By-Laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

                           (ii)     if no such record date shall have been so
fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (B) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

                  (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of Delaware.

                  (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these By-Laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and it shall state the number of shares voted.

                  Section 2.07 LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any stockholder who is present.

                  Section 2.08 INSPECTOR OF ELECTION. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint an inspector or inspectors of election to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. Inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he shall have a material interest.

                  Section 2.09 STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  Section 2.10 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board; and (iii) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE III

                               BOARD OF DIRECTORS

                  Section 3.01 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation, except such as are by the Certificate of Incorporation, by these By-Laws or by law conferred upon or reserved to the stockholders.

                  Section 3.02 NUMBER AND TERM. The authorized number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. Directors shall be elected for a term of office to expire at the next annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Directors need not be stockholders of the Corporation. For purposes of these By-Laws, the term "Whole Board" means the then-total number of authorized directors (including any vacancies in authorized directorships, regardless of whether any such vacancy resulted from the creation of a new authorized directorship or instead from the death, resignation, retirement, disqualification, or removal from office of a director).

                  Section 3.03 ELECTION OF DIRECTORS. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified board.

                  Section 3.04 RESIGNATION AND REMOVAL. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Except as otherwise provided by the Certificate of Incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

                  Section 3.05 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

                  Upon the resignation of one or more directors from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

                  Section 3.06 PLACE OF MEETING; TELEPHONE CONFERENCE MEETING. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

                  Section 3.07 FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

                  Section 3.08   REGULAR MEETINGS. Regular meetings of the
Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

                  Section 3.09   SPECIAL MEETINGS. Special meetings of the
Board may be called at any time by the Chairman of the Board or the President or by any two (2) directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.

                  Notice of the time and place of special meetings shall be given to each director either (i) by mailing or otherwise sending to him a written notice of such meeting, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held, at least seventy-two (72) hours prior to the time of the holding of such meeting; or (ii) by orally communicating the time and place of the special meeting to him at least forty-eight (48) hours prior to the time of the holding of such meeting. Either of the notices as above provided shall be due, legal and personal notice to such director.

                  Section 3.10 QUORUM AND ACTION. Except as otherwise provided in these By-Laws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

                  Section 3.11 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

                  Section 3.12 COMPENSATION. No stated salary need be paid to directors, as such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors' fees, compensation and reimbursement for expenses for attendance at directors' meetings, for serving on committees and for discharging their duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  Section 3.13 COMMITTEES. The Board may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Title 8, Chapter 1 of the Delaware Code to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any By-Law of the Corporation.

                  Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these By-Laws. Any such committee shall keep written minutes of its meetings and report the same to the Board when required.

                  Section 3.14 OFFICERS OF THE BOARD. A Chairman of the Board or a Vice Chairman may be appointed from time to time by the Board and shall have such powers and duties as shall be designated by the Board.

                                   ARTICLE IV

                                    OFFICERS

                  Section 4.01 OFFICERS. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller and such other officers as may be appointed in accordance with the provisions of
Section 4.03 of these By-Laws. Any number of offices may be held by the same person. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof. The salaries of all officers of the Corporation shall be fixed from time to time by the Board.

                  Section 4.02 ELECTION AND TERM. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05 of these By-Laws, shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or until his successor shall be elected and qualified.

                  Section 4.03 SUBORDINATE OFFICERS. The Board may appoint, or may authorize the President or Chief Executive Officer, if any, to appoint, such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these By-Laws or as the Board, the President or the Chief Executive Officer, if any, from time to time may specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

                  Section 4.04 REMOVAL AND RESIGNATION. Any officer may be removed, with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by the President or Chief Executive Officer, if any, upon whom such power of removal may be conferred by the Board.

                  Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 4.05 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for the regular appointments to such office.

                  Section 4.06 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

                  Section 4.07 PRESIDENT. The President shall be the chief operating officer of the Corporation. He or she shall have general responsibility for the management and control of the operations of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors and the Chairman of the Board, the President shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision of all of the other officers (other than the Chairman of the Board and officers who report directly to the Chairman of the Board), employees and agents of the Corporation.

                  Section 4.08 VICE PRESIDENT. The Vice President(s), if any, shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as from time to time may be assigned to each of them by the President, by the Chief Executive Officer, if any, by the Chairman of the

Board, if any, by the Board or as is prescribed by the By-Laws. In the absence or disability of the President and Chief Executive Officer, if any, the Vice Presidents, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the President and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.

                  Section 4.09 SECRETARY. The Corporate Secretary shall keep, or cause to be kept, a book of minutes at the principal office for the transaction of the business of the Corporation, or such other place as the Board may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

                  The Corporate Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                  The Corporate Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by these By-Laws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these By-Laws. If for any reason the Corporate Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.09 of these By-Laws, or if he shall fail to give notice of any special meeting of the stockholders called by one or more of the persons identified in Section 2.02 of these By-Laws, then any such person or persons may give notice of any such special meeting.

                  Section 4.10 TREASURER. Except insofar as some other officer or employee shall from time to time be expressly authorized and instructed so to do, the Treasurer shall receive and provide receipt for, either personally or by an employee authorized by the Treasurer so to do, all checks and drafts of the Corporation, pay all debts of the Corporation under direction of the Board of Directors, keep safely all notes, stocks, bonds, deeds and all evidences of property belonging to the Corporation, have custody of all moneys either belonging to the Corporation, or in its charge, and properly care for the same and shall have such other powers and duties as the Board of Directors may from time to time prescribe.

                  Section 4.11 CONTROLLER. The Controller shall be the principal accounting officer of the Corporation. Except insofar as some other officer or employee shall from time to time be expressly authorized so to do, the Controller shall keep all financial books of the Corporation, keep thorough and proper accounts of the financial transactions of the Corporation and render statements of the same in such form and at such times as the Board of Directors shall require, maintain a system of budgeting control, prepare and render to such governmental officials having the right to so require, tax returns and all exhibits, reports and other instruments required by law and have such other powers or duties as may be assigned to him from time to time by the Board of Directors.

                  Section 4.12 COMPENSATION. The compensation of the officers of the Corporation, if any, shall be fixed from time to time by the Board.

                                   ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

                  Section 5.01 EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

                  Section 5.02 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

                  Section 5.03 DEPOSIT. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, attorney or attorneys, of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, the Chief Executive Officer, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall be determined by the Board from time to time) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

                  Section 5.04 GENERAL AND SPECIAL BANK ACCOUNTS. The Board from time to time may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by an officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.



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

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

                  Section 6.01 CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04 of these By-Laws.

                  Section 6.02 TRANSFER OF STOCK. Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03 of these By-Laws, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

                  Section 6.03 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

                  Section 6.04 LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

                  Section 6.05 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

                                  ARTICLE VII

                                 INDEMNIFICATION

                  Section 7.01 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 of these By-Laws with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  Section 7.02 RIGHT TO ADVANCEMENT OF EXPENSES. In addition to the right to indemnification conferred in Section 7.01 of these By-Laws, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 7.02 or otherwise.

                  Section 7.03 RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 7.01 or 7.02 of these By-Laws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

                  Section 7.04 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-Laws, agreement, vote of stockholders or directors or otherwise.

                  Section 7.05 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  Section 7.06 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  Section 7.07 NATURE OF RIGHTS. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

                  Section 7.08 CONSTITUENT CORPORATIONS. For the purposes of this Article VII, references to "the Corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  Section 7.09 EMPLOYEE BENEFIT PLANS. For the purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

                  Section 7.10 RELIANCE. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters that such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                  Section 7.11 SEVERABILITY. If any part of this Article VII shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director, employee or agent to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.01 SEAL. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and showing the year of incorporation.

                  Section 8.02 WAIVER OF NOTICES. Whenever notice is required to be given under any provision of these By-Laws, the Certificate of Incorporation or by law, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless required by the Certificate of Incorporation.

                  Section 8.03 LOANS AND GUARANTIES. The Corporation may lend money to, or guarantee any obligation of, and otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer who is a director, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

                  Section 8.04 GENDER. All personal pronouns used in these By-Laws shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

                  Section 8.05 AMENDMENTS. These By-Laws, or any of them, may be rescinded, altered, amended or repealed, and new By-Laws may be made (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board or (ii) by the stockholders, by the vote of a majority of the outstanding shares of voting stock of the Corporation, at any meeting of stockholders; provided, however, that Section
2.02 of these By-Laws can only be amended if that Section as amended would not conflict with the Corporation's Certificate of Incorporation. Any By-Law made or altered by the stockholders may be altered or repealed by the Board or may be altered or repealed by the stockholders.



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